Exhibit 10.5

EMPLOYMENT AGREEMENT AMENDMENT

AGREEMENT dated as of the June 9, 2008, by and among Pharma-Bio Serv, Inc. (PBSV) with its principal office at 373 Mendez Vigo, Suite 110, Dorado, Puerto Rico 00646 (the “Company”), and Elizabeth Plaza, residing at 363 Dorado Beach East, Dorado, Puerto Rico 00646-2096 (“Executive”) (both hereinafter “the Parties”).

WITNESSETH:

WHEREAS, the Company has engaged Executive as its president and chief executive officer and desires to continue to obtain the benefits of Executive’s knowledge, skill and ability in connection with managing the operations of the Company and to continue to employ Executive on the terms and conditions agreed upon in Employment Agreement dated 2nd day of January, 2008.

WHEREAS, PBSV desires to extend Executive to serve at its President, Chief Executive Officer and Chairman of the Board through December 31, 2009.

NOW THEREFORE in exchange for the mutual promises and undertakings herein, the Parties agree as follows:

1.           The Agreement dated January 2, 2008 hereby is extended to and including January 1, 2010, on the same terms, conditions as contained therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PHARMA-BIO SERVE, INC.

By:	/s/ Kirk Michel
Name:	Kirk Michel
Title:	Chairman of Compensation Committee

EXECUTIVE:

/s/ Elizabeth Plaza
Elizabeth Plaza
President, CEO and Chairwoman